Aetna Life Insurance and Annuity Company

                                   Endorsement

This Contract is endorsed as follows.

Add the following to Section I, General Definitions:

         Dollar Cost Averaging - A program that permits the Contract Holder to systematically transfer amounts from any of the Funds and the one-year AG Account Guaranteed Term to any of the Funds by completing the appropriate section of the enrollment form or a Dollar Cost Averaging election form.

Delete Section 1.05, Beneficiary, and replace it with the following:

         1.05 Beneficiary - The individual or estate entitled to receive any payment from the Contract upon the death of the Annuitant, or if the Contract Holder is different from the Annuitant, upon the death of the Contract Holder. If the Contract is held by joint Contract Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

Delete Section 1.08, Contract Holder, and replace it with the following:

         1.08 Contract Holder - A person who purchases an interest in this Contract. Aetna reserves the right to limit ownership to natural persons. If more than one Contract Holder owns an Contract, each Contract Holder will be a joint Contract Holder. Any joint Contract Holder must be the spouse of the other joint Contract Holder. The Contract Holder has all right, title and interest under the Contract. Joint Contract Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the Contract is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

Delete Section 1.19, Market Value Adjustment, and replace it with the following:

         1.19 Market Value Adjustment - An adjustment that may apply to an amount withdrawn or transferred from an AG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar withdrawn or transferred.

Delete Section 2.04, Payments and Elections, and replace it with the following:


IMPNQEND(4/95)

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         2.04     Payments and Elections - While the Contract Holder is living,
                  Aetna will pay the Contract Holder any Annuity payments as and when due. After the Contract Holder's death, or at the death of the first Contract Holder if the Contract is owned jointly, any Annuity payments remaining to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within seven calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.14.

Delete Section 2.06, Control of Contract, and replace it with the following:

         2.06 Control of Contract - This is a Contract between the Contract Holder and Aetna. The Contract Holder has all rights, title and interest for amounts held in his or her Contract. Choices made under this Contract must be made in writing. If the Contract is jointly owned, both joint Contract Holders must authorize any Contract Holder Change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                  The Contract is not subject to the claims of any creditors of the Contract Holder, except to the extent permitted by law. The Contract Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made under the Contract must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

Delete Section 2.07, Designation of Beneficiary, and replace it with the following:

         2.07 Designation of Beneficiary - Each Contract Holder shall name his or her Beneficiary. If the Contract is owned jointly, both joint Contract Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

Delete the first two paragraphs of Section 3.05, Market Value Adjustment, and replace them with the following:

         3.05 Market Value Adjustment - Except as noted below, an MVA will apply to a withdrawal from the AG Account before the end of a Guaranteed Term when the withdrawal is due to:

                  (a) A Transfer; except for Transfers from the one-year AG
                      Account Guaranteed Term under the Dollar Cost Averaging program or, as specified in AG Account Matured Term Value Transfer;

                  (b) A full or partial surrender (including a 10% free
                      withdrawal under 3.13), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.09); or

                  (c) An election of Annuity option 2 (see 4.07).

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                  Full and partial surrenders and Transfers made within six
                  months after the date of the Annuitant's death will be the greater of:

                  (a) The aggregate MVA amount which is the sum of all
                      market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                  (b) The applicable portion of the Current Value in the AG
                      Account.

Delete Section 3.06, Transfer of Current Value from the Funds or AG Account, and replace them with the following:

         3.06 Transfer of Current Value from the Funds or AG Account - Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Contract Holder's Contract may be transferred from any Fund or Guaranteed Term of the AG
                  Account:

                  (a) To any other Fund; or

                  (b) To a Guaranteed Term of the AG Account available in the current Deposit Period.

                  Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered to transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                  The Contract Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

                  Amounts transferred from the AG Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date, do not count against the annual Transfer limit.

                  Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) a Matured Term Value(s) during the calendar month following, the Term's Maturity Date and (2) amounts transferred from the one-year AG Account Guaranteed Term under the Dollar Cost Averaging program.

Delete the first paragraph in Section 3.09, Systematic Withdrawal Option (SWO), and replace it with the following:

         3.09 Systematic Withdrawal Option (SWO) - A distribution option under which a portion of the Contract's Current Value will be automatically surrendered and distributed each year. SWO payments will be calculated on the Contract's full Current Value. The

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                  distributed amount is withdrawn pro rata from each
                  investment option under the Contract. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Contract Holders should consult their tax advisor prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

Delete Section 3.10, Death Benefit Amount, and replace it with the following:

         3.10 Death Benefit Amount - If the Contract Holder or Annuitant dies before Annuity payments start, the Beneficiary is entitled to a death benefit under the Contract. If the Contract is owned jointly, the death benefit is paid at the death of the first joint Contract Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

                 (a) Death of Annuitant less than 75 years of age: The guaranteed death benefit is the greatest of:

                      (1) The sum of all Net Purchase Payment(s) made to the Contract (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Contract;

                      (2) The highest step-up value as of the date of death. A step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Contract's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                      (3) The Contract's Current Value as of the date of death.

                      The excess, if any, of the guaranteed death benefit value over the Contract's Current Value is determined as of the date of death. Any excess amount will be deposited in the Contract and allocated to the Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the Contract's Current Value.

              (b) Death of Annuitant age 75 or greater: The death benefit amount is the greatest of:

                      (1) The sum of all Net Purchase Payment(s) made
                          to the Contract (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Contract;

                      (2) The highest step-up value prior to the Contact Holder's 75th birthday. A step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Contract's Current Value on the


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                           Effective Date anniversary, increased by the amount
                           of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.


                      (3) The Contract's Current Value as of the date of death.

                      The excess, if any, of the guaranteed death benefit value over the Contract's Current Value is determined as of the date of death. Any excess amount will be deposited in the Contract and allocated to the Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the Contract's Current Value.

                  (c) Death of Contact Holder if the Contract Holder is not
                      the Annuitant: The death benefit amount is the Contract's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see 3.13 and Contract Schedule I).

                  (d) At the death of a surviving spouse Beneficiary who
                      continued the Contract in his or her own name, the death benefit amount is equal to the Contract's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Contract Holder.

Delete Section 3.11, Death Benefit Options available to Beneficiary, and replace it with the following:

         3.11 Death Benefit Options available to Beneficiary - Prior to any election, or until amounts must be otherwise distributed under this section, the Contract's Current Value will be retained in the Contract. The Beneficiary has the right to allocate or reallocate any amount to any available investment option (subject to an MVA if applicable). The following options are available to the Beneficiary:

                  (a) When the Contract Holder is the Annuitant: If the Contract
                      Holder/Annuitant dies, and:

                      (1) If the Beneficiary is the Contract Holder's
                          surviving spouse, the Beneficiary may exercise all Contract Holder rights under the Contract and continue in the Accumulation Period, or may elect
                          (i), (ii), or (iii) below. Under the Code, distributions from the Contract are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                          (i) Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4
                                  (see 4.07);

                          (ii) Apply some or all of the Adjusted Current Value to Annuity option 1 (see 4.07); or

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                          (iii)   Receive, at any time, a lump sum
                                  payment equal to the Contract's
                                  Adjusted Current Value.

                      (2) If the Beneficiary is other than the Contract
                          Holder's surviving spouse, then options (i), (ii), or
                          (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity option 2, 3, or 4 within one year of the Contract Holder's death, must be distributed within five years of the date of death.
                      (3) If no Beneficiary exists, a lump sum payment equal to
                          the Adjusted Current Value will be made to the Contract Holder's estate.

                  (b) When the Contract Holder is not the Annuitant and the
                      Contract Holder dies, and:

                      (1) If the Beneficiary is the Contract Holder's
                          surviving spouse, the Beneficiary may exercise all Contract Holder rights under the Contract and continue in the Accumulation Period, or may elect (i), (ii), or
                          (iii) below.

                          Under the Code, distributions from the
                          Contract are not required until the spousal
                          Beneficiary's death. The spousal Beneficiary may elect to:

                          (i) Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4 see 4.07);

                          (ii)  Apply some or all of the Surrender
                                Value to Annuity option 1 (see 4.07); or

                          (iii) Receive, at any time, a lump sum payment equal
                                to the Contract's Surrender Value.

                      (2) If the Beneficiary is other than the Contract
                          Holder's surviving spouse, then options (i), (ii), or
                          (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity Option 2, 3, or 4 within one year of the Contract Holder's death, must be distributed within five years of the date of death.

                      (3) If no Beneficiary exists, a lump sum payment equal to
                          the Surrender Value will be made to the Contract Holder's estate.

                  (c) When the Contract Holder is not the Annuitant and the Annuitant dies: The Beneficiary must elect Annuity option 2, 3, or 4 within 60 days of the date of death or the gain, if any, will be includable in the Beneficiary's income in the tax year in which the Annuitant dies.

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Delete Section 3.12, Liquidation of Surrender Value, and replace it with the following:

         3.12 Liquidation of Surrender Value - All or any portion of the Contract's Current Value may be surrendered at any time. Surrender requests can be submitted as a percentage of the Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                  After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the AG Account.

Delete subsection (a) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

         4.03     Death of Annuitant/Beneficiary: (a) Contract Holder is
                  Annuitant: When the Contract Holder is the Annuitant and the Annuitant dies under option 2 or 3, or both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any payments remaining will continue to the Beneficiary. If option 4 has been elected and the Contract Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Contract has joint Contract Holders, the surviving joint Contract Holder will be deemed the successor payee.

Delete the first paragraph of subsection (b) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

              (b) Contract Holder is Not Annuitant: When the Contract Holder
                  is not the Annuitant and the Contract Holder dies, the remaining payments under options 2, 3 or 4 will continue to the successor payee. If no successor payees has been designated, the Beneficiary will be treated as the successor payee. If the Contract has joint Contract Holders, the surviving joint Contract Holder will be deemed the successor payee.
Endorsed and made part of the Contract on the Effective Date of the Contract.

                                      /s/  Dan Kearney

                                      President
                                      AETNA LIFE INSURANCE AND ANNUITY COMPANY



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